UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2004

GENESIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 East State Street, Kennett Square, PA 19348

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable

(Former name or former address, if changed since last report)

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Item 7.      Financial Statements and Exhibits.

                    (a)     Financial statements of business acquired.

                              Not applicable.

                    (b)     Pro forma financial information.

                              Not applicable.

                    (c)      Exhibits.

                              The following exhibit is filed with this Current Report on Form 8-K:

                              Exhibit           Description

                              14                   Code of Business Conduct and Ethics

Item 10.       Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of  Ethics.

                     On June 23, 2004, the Company’s Board of Directors approved and adopted a combined Code of Business Conduct and Ethics (the “Code”) which is intended, among other things, to satisfy both the requirements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and the NASDAQ Stock Market, Inc. corporate governance rules regarding a company’s code of conduct. The Code combines and replaces the Company’s previously separate Code of Ethics for Senior Financial Officers and Code of Business Conduct and applies to all of the Company’s directors, officers and employees.

                     The Code is attached to this Current Report on Form 8-K as Exhibit 14, and will be available shortly on the Company’s website at www.genesishcc.com, or without charge upon written request directed to Investor Relations, Genesis HealthCare Corporation, 101 East State Street, Kennett Square, Pennsylvania 19348.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2004	GENESIS HEALTHCARE CORPORATION

	By:	/s/ George V. Hager, Jr.

George V. Hager, Jr.
Chief Executive Officer